Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13112 on Form S-8 of our report dated June 29, 2023, appearing in this Annual Report on Form 11-K of the RBC U.S.A Retirement and Savings Plan for the year ended December 31, 2022.

/s/ Olsen Thielen & Co., Ltd

Roseville, Minnesota

June 29, 2023